UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 20, 2007
(Date of earliest event reported)

THINK PARTNERSHIP INC.
(Exact name of registrant as specified in charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Suite 300 Clearwater, Florida 33760
(Address of principal executive offices)

(727) 324-0046
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2006, the Securities and Exchange Commission approved a rule change by the American Stock Exchange (“Amex”) requiring securities listed on the Amex to be eligible for participation in the Direct Registration System (“DRS”), which is currently administered by the Depository Trust Company. DRS enables investors to maintain securities electronically on the books of a transfer agent or the issuer, and allows for the electronic transfer of securities. DRS eligibility is an industry-wide initiative aimed at reducing the costs, risks, and delays associated with the physical delivery of securities certificates. Pursuant to Amex Rule 778 and Section 135 of the Amex Company Guide, all securities listed on the Amex on and after January 1, 2008 must be eligible for DRS.

To meet DRS requirements and comply with the new Amex listing requirement, on December 20, 2007 the Board of Directors of the company amended Article VI of the company’s By-Laws (the “By-Laws”) to permit the issuance of uncertificated shares effective upon adoption by the company’s Board of Directors of a resolution authorizing such issuance. At the same meeting, the Board of Directors also adopted a resolution authorizing uncertificated shares as of January 1, 2008 and renamed the By-Laws to the “Amended and Restated By-Laws of Think Partnership Inc.”

The full text of the By-Laws, as amended, is filed as Exhibit 3.1 to this Current Report, and amended Article VI thereof  is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Think Partnership Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINK PARTNERSHIP INC.

Dated: December 24, 2007	By:	/s/ Vaughn W. Duff
	Name:	Vaughn W. Duff
	Title:	General Counsel